UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2020

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 17, 2020, GCI Liberty, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other things, that it has agreed to sell its stake of LendingTree, Inc. (“LendingTree”).

The disclosure in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events.

As part of the Press Release, the Company included the following disclosure (the “Disclosure”) relating to a proposed transaction between the Company and Liberty Broadband Corporation:

On November 17, 2020, the Company announced that it has agreed to sell its stake of LendingTree and agreed to unwind its forward sale contract on LendingTree shares. The gross proceeds of the sale are expected to be $1,007 million. The Company intends to use the proceeds from the sale to pay costs related to unwinding the forward sale contract and for other general corporate purposes that could include debt reduction at the Company and share repurchases post-closing of the planned merger with Liberty Broadband Corporation. The closing of the sale of the LendingTree shares is expected to occur on November 18, 2020.

The Disclosure, which is archived on the Company’s website as part of the Press Release, is being filed herewith under this Item 8.01 in compliance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 17, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2020

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

Exhibit 99.1

November 17, 2020

GCI Liberty Announces Agreement to Sell LendingTree Stake

ENGLEWOOD, Colo.--(BUSINESS WIRE)--GCI Liberty, Inc. (“GCI Liberty”) (Nasdaq: GLIBA, GLIBP) today announced that it has agreed to sell its stake of LendingTree, Inc. (“LendingTree”), and agreed to unwind its forward sale contract on LendingTree shares. The gross proceeds of the sale are expected to be $1,007 million. GCI Liberty intends to use the proceeds from the sale to pay costs related to unwinding the forward sale contract and for other general corporate purposes that could include debt reduction at GCI Liberty and share repurchases post-closing of the planned merger with Liberty Broadband Corporation (“Liberty Broadband”). The closing of the sale of the LendingTree shares is expected to occur on November 18, 2020.

“Doug Lebda and his team have grown LendingTree substantially and positioned the company well for the future of fintech. It has been a wonderful investment since Liberty became direct owners in 2008,” said Greg Maffei, GCI Liberty President and CEO. “Given our substantial return and other objectives we have for GCI Liberty, we felt it was an opportune time to monetize this investment. We wish LendingTree continued success.”

Corporate Update

On August 6, 2020, GCI Liberty and Liberty Broadband announced that they have entered into a definitive merger agreement under which Liberty Broadband has agreed to acquire GCI Liberty in a stock-for-stock merger (the “Combination”). Additional information regarding the Combination can be found in the press release and presentation issued by GCI Liberty on August 6, 2020, which are available at ir.gciliberty.com/index.php/news-releases and www.gciliberty.com/events, respectively, and the definitive merger proxy statement filed on October 30, 2020. GCI Liberty will hold a virtual special meeting of stockholders on December 15, 2020 at 10:30 a.m. (M.S.T.) where stockholders will be asked to consider and vote on proposals related to the Combination.

The closing of the Combination is subject to, among other things, certain regulatory approvals, including transfer of control approval by the Federal Communications Commission (“FCC”), waiting period requirements under the Hart-Scott-Rodino Act (“HSR”) and approval by the Regulatory Commission of Alaska (“RCA”). GCI Liberty and Liberty Broadband filed applications with the RCA on September 16, 2020. The RCA’s approval must become a final order before the Combination can close. The HSR waiting period expired on October 9, 2020. The FCC released public notice of approval of transfer of control on October 23, 2020, which is expected to become a final order on December 2, 2020 (subject to the absence of any applicable challenge). GCI Liberty expects the Combination to close no later than the first quarter of 2021, subject to COVID-19 related delays.

Forward-Looking Statements

This press release includes certain forward-looking statements including without limitation, statements about the sale of the LendingTree shares and the use of proceeds therefrom and the planned merger with Liberty Broadband. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and satisfaction of conditions to the planned merger with Liberty Broadband. These forward-looking statements speak only as of the date of this press release, and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about the risks and uncertainties related to GCI Liberty which may affect the statements made in this press release.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBP) operates and owns interests in a broad range of communications businesses. GCI Liberty’s assets consist of its subsidiary GCI Holdings, LLC (“GCI”) and interests in Charter Communications and Liberty Broadband. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell securities of Liberty Broadband or GCI Liberty. The offer and sale of shares in the Combination will only be made pursuant to Liberty Broadband’s effective registration statement. Liberty Broadband’s stockholders, GCI Liberty’s stockholders and other investors are urged to read the joint proxy statement/prospectus included in the registration statement on Form S-4 filed regarding the Combination and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Combination. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Broadband, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5700 or to GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5900.

Participants in the Solicitation

Liberty Broadband and GCI Liberty and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Combination. Information about Liberty Broadband’s directors and executive officers is available in Liberty Broadband’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Information about GCI Liberty’s directors and executive officers is available in GCI Liberty’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus included in the registration statement on Form S-4 filed with the SEC and other relevant materials to be filed with the SEC, as well as any amendments or supplements to those documents, regarding the Combination when they become available. Investors should read the joint proxy statement/prospectus included in the registration statement on Form S-4 carefully before making any voting or investment decisions. You may obtain free copies of these documents from Liberty Broadband and GCI Liberty as indicated above.

GCI Liberty, Inc.
Courtnee Chun, 720-875-5420

Source: GCI Liberty, Inc.